EXHIBIT 99.1








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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 31, 2004

                                  BY AND AMONG

                                   VALERO L.P.

                            RIVERWALK LOGISTICS, L.P.

                                 VALERO GP, LLC

                                  VLI SUB A LLC

                                       AND

                               KANEB SERVICES LLC


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                                TABLE OF CONTENTS

ARTICLE I        CERTAIN DEFINITIONS..........................................1

ARTICLE II       THE MERGER...................................................9

       2.1    The Merger......................................................9

       2.2    Effective Time of the Merger....................................9

       2.3    Effects of the Merger...........................................9

       2.4    Closing.........................................................9

       2.5    LLC Agreement..................................................10

       2.6    Directors and Officers.........................................10

       2.7    Alternative Transaction Structures.............................10

ARTICLE III      CONVERSION OF SECURITIES....................................10

       3.1    Effect of the Merger on Equity Securities......................10

       3.2    KSL Stock Options; Other KSL Equity Awards.....................11

       3.3    Exchange Fund..................................................12

       3.4    Exchange Procedures............................................13

       3.5    No Further Ownership Rights in KSL Common Shares...............13

       3.6    Termination of Exchange Fund...................................13

       3.7    No Liability...................................................13

       3.8    Investment of the Exchange Fund................................13

       3.9    Lost Certificates..............................................13

       3.10   Withholding Rights.............................................13

       3.11   Further Assurances.............................................14

       3.12   Stock Transfer Books...........................................14

ARTICLE IV      REPRESENTATIONS AND WARRANTIES...............................14

       4.1    Representations and Warranties of KSL..........................14


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       4.2    Representations and Warranties of VLI..........................28

ARTICLE V     COVENANTS RELATING TO CONDUCT OF BUSINESS......................30

       5.1    Covenants of KSL...............................................30

       5.2    Covenants of VLI...............................................33

       5.3    Governmental Filings...........................................34

       5.4    Control of Other Party's Business..............................34

ARTICLE VI       ADDITIONAL AGREEMENTS.......................................34

       6.1    Preparation of Proxy Statement; Shareholders Meetings..........34

       6.2    Access to Information..........................................36

       6.3    Reasonable Best Efforts........................................37

       6.4    Acquisition Proposals..........................................39

       6.5    Fees and Expenses..............................................40

       6.6    Directors' and Officers' Indemnification and Insurance.........40

       6.7    Employee Benefits..............................................42

       6.8    Public Announcements...........................................43

       6.9    KSL Rights Agreement...........................................44

       6.10   Section 16 Matters.............................................44

       6.11   Accountants' Letter............................................44

       6.12   Tax Matters....................................................44

       6.13   Other Payments.................................................44

ARTICLE VII      CONDITIONS PRECEDENT........................................45

       7.1    Conditions to Each Party's Obligation to Effect the KSL Merger.45

       7.2    Additional Conditions to Obligations of VLI....................45

       7.3    Additional Conditions to Obligations of KSL....................46


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ARTICLE VIII      TERMINATION AND AMENDMENT..................................47

       8.1    Termination....................................................47

       8.2    Effect of Termination..........................................48

       8.3    Amendment......................................................50

       8.4    Extension; Waiver..............................................50

ARTICLE IX        GENERAL PROVISIONS.........................................50

       9.1    Non-Survival of Representations, Warranties and Agreements.....50

       9.2    Notices........................................................50

       9.3    Interpretation.................................................51

       9.4    Counterparts...................................................52

       9.5    Entire Agreement; No Third Party Beneficiaries.................52

       9.6    Governing Law..................................................52

       9.7    Severability...................................................52

       9.8    ASSIGNMENT.....................................................52

       9.9    Submission to Jurisdiction; Waivers............................52

       9.10   Waiver of Jury Trial...........................................53

       9.11   Enforcement....................................................53

EXHIBIT A - Form of Support Agreement


                                       -iii-


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     AGREEMENT  AND  PLAN  OF  MERGER,  dated  as  of  October  31,  2004  (this
"AGREEMENT"), by and among Valero L.P., a Delaware limited partnership ("VLI"), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of VLI ("VLI GP"), Valero GP, LLC, a Delaware limited liability company and the general partner of VLI GP ("PARENT GP"), VLI Sub A LLC, a Delaware limited liability company and a wholly-owned subsidiary of VLI ("VLI SUB A" and collectively with VLI, VLI GP and Parent GP, the "VLI ENTITIES" and each a "VLI ENTITY"), and Kaneb Services LLC, a Delaware limited liability company ("KSL").

                              W I T N E S S E T H:

     WHEREAS, the VLI Entities and KSL desire that VLI and KSL combine their businesses on the terms and conditions set forth in this Agreement;

     WHEREAS, simultaneously with, and as a condition to, the execution hereof, VLI, VLI GP, Parent GP and VLI Sub B LLC, a Delaware limited liability company and wholly-owned subsidiary of VLI ("VLI SUB B"), Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("KPP"), and Kaneb Pipe Line Company LLC, a Delaware limited liability company that is a wholly-owned subsidiary of KSL and the general partner of KPP ("KPP GP" and collectively, with KSL and KPP, the "KANEB ENTITIES" and each a "KANEB ENTITY") are entering into an Agreement and Plan of Merger (the "KPP MERGER AGREEMENT"), pursuant to which VLI Sub B will merge with and into KPP (the "KPP MERGER"); and

     WHEREAS, simultaneously with, and as a condition to, the execution hereof, Messrs. Barnes and Doherty are executing a support agreement substantially in the form of Exhibit A hereto (the "SUPPORT AGREEMENT").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "ACQUISITION  PROPOSAL"  shall  have  the  meaning  set  forth  in  Section
6.4(a)(i).

     "AFFILIATE" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

     "AGREEMENT" shall have the meaning set forth in the preamble.

     "ASSETS" means all of the assets (including the tangible and intangible assets) used or necessary for the conduct of KSL's or VLI's, as the case may be, and their respective Subsidiaries' businesses as they are presently conducted.

     "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     "BENEFIT PLAN" means, with respect to any entity, any employee compensation, benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its Subsidiaries or to which such entity or any of its Subsidiaries contributes or is obligated to contribute or with respect to which such entity or any of its Subsidiaries may have any liability, contingent or otherwise, whether or not written, including any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA,  any employee  pension benefit plan within the meaning of
Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy or agreement and any related trusts or other funding vehicles.

     "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

     "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 2.2.

     "CHANGE IN THE KANEB  RECOMMENDATION"  shall have the  meaning set forth in
Section 6.1(b).

     "CHANGE  IN THE VLI  RECOMMENDATION"  shall have the  meaning  set forth in
Section 6.1(c).

     "CLOSING" shall have the meaning set forth in Section 2.4.

     "CLOSING DATE" shall have the meaning set forth in Section 2.4.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIALITY  AGREEMENT"  shall have the  meaning  set forth in Section
6.2.

     "DISSENTING SHARES" shall have the meaning set forth in Section 3.1(a)(ii).

     "DOJ" means the Antitrust Division of the U.S. Department of Justice.

     "EFFECTIVE TIMES" shall have the meaning set forth in Section 2.2.

     "ENCUMBRANCES" shall have the meaning set forth in Section 4.1(b)(ii).

     "ENVIRONMENTAL   LAWS"   shall  have  the  meaning  set  forth  in  Section
4.1(l)(ii)(1).

     "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section 4.1(l)(i)(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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


     "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" shall have the meaning set forth in Section 3.3.

     "EXCHANGE FUND" shall have the meaning set forth in Section 3.3.

     "EXPENSES" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of member and/or limited partner approvals and all other matters related to the transactions contemplated hereby and thereby.

     "FORM  S-4"  means  a  registration  statement,   and  any  amendments  and
supplements thereto, on Form S-4 with respect to the issuance of VLI Common Units in the KPP Merger.

     "FTC" means the U.S. Federal Trade Commission.

     "GAAP" means U.S. generally accepted accounting principles.

     "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section 4.1(d).

     "HAZARDOUS SUBSTANCES" shall have the meaning set forth in Section 4.1(l)(ii)(2).

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" and "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 6.6(b).

     "INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.

     "JOINT  PROXY  STATEMENT/PROSPECTUS"  shall have the  meaning  set forth in
Section 4.1(d)(iii).

     "KANEB BENEFIT PLAN" means the KSL Stock Plans and any other Benefit Plan sponsored, maintained or contributed to by KSL or any of its Subsidiaries, or to which KSL or any of its Subsidiaries is required to contribute, or with respect to which KSL or any of its Subsidiaries may have any liability, contingent or otherwise.


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     "KANEB CONTRACT" shall have the meaning set forth in Section 4.1(j)(i).

     "KANEB  DISCLOSURE  SCHEDULE"  shall have the  meaning set forth in Section
4.1.

     "KANEB EMPLOYEES" shall have the meaning set forth in Section 6.7(a).

     "KANEB ENTITIES" or "KANEB ENTITY" shall have the meaning set forth in the recitals.

     "KANEB  PARTIALLY  OWNED  ENTITIES"  means Partially Owned Entities of KSL.

     "KANEB PLAN" means any Kaneb Benefit Plan other than a Multiemployer Plan.

     "KANEB QUALIFIED PLANS" shall have the meaning set forth in Section 4.1(m)(iii).

     "KANEB RECOMMENDATION" shall have the meaning set forth in Section 6.1(b).

     "KANEB SEC DOCUMENTS" means the KSL SEC Documents and the KPP SEC Documents

     "KSL TERMINATION FEE" means $15,000,000.

     "KNOWLEDGE" means, with respect to any entity, the knowledge of such entity's (or its general partner's) executive officers after reasonable inquiry.

     "KPP" shall have the meaning set forth in the recitals.

     "KPP EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

     "KPP GP" shall have the meaning set forth in the recitals.

     "KPP GP LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of KPP GP, dated July 2, 2001.

     "KPP MERGER" shall have the meaning set forth in the recitals.

     "KPP MERGER AGREEMENT" shall have the meaning set forth in the recitals.

     "KPP PARTNERSHIP AGREEMENT" means the Amended and Restated Partnership Agreement of KPP, dated July 23, 1998, as amended October 27, 2003.

     "KPP SEC DOCUMENTS" shall have the meaning assigned thereto in the KPP Merger Agreement.

     "KPP UNIT" shall have the meaning given the term "Common Unit" in the KPP Partnership Agreement.

     "KPP UNITHOLDERS" means the holders of the KPP Units.


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     "KPP  UNITHOLDERS  MEETING"  shall  have the  meaning  set forth in the KPP
Merger Agreement.

     "KSL" shall have the meaning set forth in the preamble.

     "KSL CERTIFICATE" shall have the meaning set forth in Section 3.1(a)(i).

     "KSL COMMON SHARES" shall have the meaning given the term "Common Share" in the KSL LLC Agreement.

     "KSL CONSIDERATION" shall have the meaning set forth in Section 3.1(a)(i).

     "KSL  DEFERRED  SHARE  UNIT"  shall have the  meaning  set forth in Section
3.2(b).

     "KSL DEFERRED SHARE UNIT ARRANGEMENTS"  shall have the meaning set forth in
Section 3.2(b).

     "KSL EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

     "KSL ENTITIES" means KSL and its Subsidiaries (which specifically excludes KPP and its Subsidiaries).

     "KSL LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of KSL, dated June 28, 2001.

     "KSL MERGER" shall have the meaning set forth in Section 2.1.

     "KSL OWNED UNITS" means KPP Units directly or indirectly owned by KSL.

     "KSL RIGHTS" means any of the Rights, as such term is defined in the KSL Rights Agreement.

     "KSL RIGHTS AGREEMENT" means the Rights Agreement, dated as of June 27, 2001, between KSL and The Chase Manhattan Bank, National Association, as rights agent.

     "KSL SEC DOCUMENTS" shall have the meaning set forth in Section 4.1(e)(i).

     "KSL SHAREHOLDER" shall have the meaning given to the term "Shareholder" in the KSL LLC Agreement.

     "KSL SHAREHOLDERS APPROVAL" means the approval and adoption of this Agreement and the transactions contemplated hereby by the KSL Shareholders holding at least the majority of the voting power of KSL, including the affirmative vote of the KSL Shareholders holding at least a majority of the outstanding KSL Common Shares (other than those beneficially owned by VLI or any Affiliates thereof or by any Kaneb Entity or any Affiliates thereof) that are present, in person or by proxy, at the KSL Shareholders Meeting.

     "KSL SHAREHOLDERS MEETING" shall have the meaning set forth in Section 4.1(c)(i).


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


     "KSL STOCK OPTION" shall have the meaning set forth in Section 3.2(a).

     "KSL STOCK PLANS" shall have the meaning set forth in Section 4.1(b)(i).

     "KSL 2003 10-K" means KSL's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC.

     "LETTER OF TRANSMITTAL" shall have the meaning set forth in Section 3.4(a).

     "LLC ACT" shall have the meaning set forth in Section 2.2.

     "MATERIAL ADVERSE EFFECT" means, with respect to any entity or group of entities, a material adverse effect on (i) the business, operations, results of operations or financial condition of such entity or entities and its or their Subsidiaries taken as a whole or (ii) the ability of such entity or entities to timely consummate the transactions contemplated by this Agreement, except, in each case, to the extent such effect is reasonably attributable to (A) general political and economic conditions (including prevailing interest rate and stock market levels), (B) the general state of the industries in which such entity operates, except to the extent such entity is substantially disproportionately affected, (C) the negotiation, announcement, execution or delivery of this Agreement or (D) any outbreak of hostilities, terrorism or war, other than any terrorist or similar acts directed at or directly impacting the business or assets of such entity or its Subsidiaries.

     "MULTIEMPLOYER  PLAN" means any "multiemployer  plan" within the meaning of
Section 4001(a)(3) of ERISA.

     "NECESSARY   CONSENTS"   shall  have  the  meaning  set  forth  in  Section
4.1(d)(vi).

     "NEW PLANS" shall have the meaning set forth in Section 6.7(b).

     "NYSE" means the New York Stock Exchange, Inc.

     "OLD PLANS" shall have the meaning set forth in Section
6.7(b).

     "OTHER APPROVALS" shall have the meaning set forth in Section 4.1(d)(ii).

     "PARENT GP" shall have the meaning set forth in the preamble.

     "PARTIALLY OWNED ENTITY" means, with respect to a specified Person, any other Person that is not a Subsidiary of such specified Person but in which such specified Person, directly or indirectly, owns 30% or more of the equity interests thereof (whether voting or non-voting and including beneficial interests); provided, however, in no case shall KPP or its Subsidiaries or its or their Partially Owned Entities be considered a "Partially Owned Entity" of KSL.

     "PBGC" shall have the meaning set forth in Section 4.1(m)(v).


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


     "PERMITTED ENCUMBRANCES" means (A) liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith in appropriate proceedings, and (B) such other Encumbrances that are de minimis or immaterial individually and in the aggregate.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     "POLICIES" shall have the meaning set forth in Section 4.1(k)(i).

     "REGULATORY LAW" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations,
(ii) foreign investment, or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     "RELEASE" shall have the meaning set forth in Section 4.1(l)(ii)(3).

     "REQUIRED APPROVALS" shall have the meaning set forth in Section 6.3(a)(i).

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SUBSIDIARY" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC; provided, however, in no case shall any of KPP or its Subsidiaries be considered a "Subsidiary" of KSL. For the avoidance of doubt, with respect to KSL, a "Subsidiary" includes KPP GP.

     "SUPERIOR PROPOSAL" shall mean, for purposes of this Agreement, a bona fide written Acquisition Proposal with respect to KSL that the Board of Directors of KSL concludes in good faith, after consultation with its respective financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), as well as after giving effect to all of the adjustments that may be offered by VLI pursuant to clause (B) of the final proviso in this definition below, (i) is more favorable to the KSL Shareholders, from a financial point of view, than the transactions contemplated by this Agreement, and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; PROVIDED that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.4(a)(i), except that the reference to "10% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving a majority of the equity securities of KSL or all or substantially all of the consolidated assets of the KSL and its Subsidiaries; PROVIDED FURTHER that no Acquisition Proposal shall constitute a Superior Proposal unless (A) KSL has notified VLI, at least five Business Days in advance, of the intention to effect a Change in the Kaneb Recommendation in accordance with Section 6.4 hereof on the basis of such Acquisi-tion Proposal, specifying the material terms and conditions of any such Acquisition Proposal and furnishing to VLI a copy of the relevant proposed transaction agreements, if such exist, with the party making such Acquisition Proposal, and (B) during the period of not less than five Business Days following KSL's delivery of the notice referred to in clause (A) above and prior to effecting such a Change in the Kaneb Recommendation, have negotiated, and have used reasonable best efforts to cause their respective financial and legal advisors to negotiate, with VLI in good faith (to the extent that VLI desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

     "SUPPORT AGREEMENT" shall have the meaning set forth in the recitals.

     "SURVIVING  LLC" shall have the  meaning  ascribed  to such term in Section
2.1.

     "TAX RETURN" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

     "TAXES" means any and all taxes, assessments, fees and other governmental charges imposed by any Governmental Entity, including without limitation income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental (including taxes under section 59A of the Code), stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TERMINATION DATE" shall have the meaning set forth in Section 8.1(b).

     "VLI" shall have the meaning set forth in the preamble.

     "VLI COMMON UNIT" shall have the meaning given the term "Common Unit" in the VLI Partnership Agreement.

     "VLI DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 4.2.

     "VLI ENTITIES" and "VLI ENTITY" shall have the meaning set forth in the preamble.

     "VLI GP" shall have the meaning set forth in the preamble.

     "VLI INCENTIVE DISTRIBUTION RIGHTS" shall have the meaning given the term "Incentive Distribution Rights" in the VLI Partnership Agreement.

     "VLI PARTNERSHIP AGREEMENT" means the Third Amended and Restated Agreement of Limited Partnership of VLI, dated as of March 18, 2003, as amended March 11, 2004.

     "VLI RECOMMENDATION" shall have the meaning set forth in Section 6.1(c).

     "VLI SUB A" shall have the meaning set forth in the preamble.

     "VLI SUB B" shall have the meaning set forth in the recitals.

     "VLI   SUBORDINATED   UNITS"   shall  have  the  meaning   given  the  term
"Subordinated Unit" in the VLI Partnership Agreement.

     "VLI TERMINATION FEE" means $25,000,000.

     "VLI UNITHOLDERS" shall have the meaning set forth in the KPP Merger Agreement.

     "VLI UNITHOLDERS APPROVAL" shall have the meaning set forth in Section 4.2(b)(i).

     "VLI UNITHOLDERS MEETING" shall have the meaning set forth in Section 4.2(b)(i).

     "VOTING DEBT" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.


                                   ARTICLE II

                                   THE MERGER

     2.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the KSL Effective Time, VLI Sub A shall be merged with and into KSL (the "KSL MERGER"), with KSL as the surviving entity in the KSL Merger (the "SURVIVING LLC"), and the separate existence of VLI Sub A shall thereupon cease.

     2.2 EFFECTIVE TIME OF THE MERGER. The KSL Merger shall become effective as set forth in (or, if not set forth, at the time of filing) a properly executed certificate of merger, in accordance with the Delaware Limited Liability Company Act (the "LLC Act") duly filed with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), which filing shall be made on the Closing Date. As used in this Agreement, the term "KSL EFFECTIVE TIME" shall mean the date and time when the KSL Merger becomes effective, which date and time shall immediately precede the time that the KPP Merger becomes effective (the "KPP EFFECTIVE TIME" and, together with the KSL Effective Time, the "EFFECTIVE TIMES").

     2.3 EFFECTS OF THE MERGER. The KSL Merger shall have the effects set forth in the applicable provisions of the LLC Act.

     2.4  CLOSING.  Upon the terms and  subject to the  conditions  set forth in
Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Wachtell, Lipton,

Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 A.M. on the date that is the second full NYSE trading day to occur after the date following the satisfaction or waiver (subject to applicable law) of the conditions
(excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "CLOSING DATE").

     2.5 LLC AGREEMENT. At the KSL Effective Time, the limited liability company agreement of the Surviving LLC shall be the KSL LLC Agreement, as in effect immediately prior to the KSL Effective Time, until thereafter changed or amended as provided therein or by applicable law.

     2.6 DIRECTORS AND OFFICERS. The directors and officers of VLI Sub A immediately prior to the KSL Effective Time shall be the directors and officers of the Surviving LLC.

     2.7 ALTERNATIVE TRANSACTION STRUCTURES. The parties agree that VLI, with the consent of KSL, which shall not be unreasonably withheld or delayed, may change the method and structure of effecting the KSL Merger, and KSL shall cooperate in such efforts, including by entering into appropriate amendments to this Agreement; PROVIDED, HOWEVER, that any actions taken pursuant to this
Section 2.7 shall not (i) alter or change the kind or amount of consideration to be issued to KSL Shareholders as provided for in this Agreement, (ii) adversely affect the tax consequences of the receipt of such consideration by the holders of KSL Common Shares, (iii) materially delay receipt of any Required Approvals, or (iv) otherwise cause any condition to Closing set forth in Article VII to be materially delayed or to be materially more difficult to fulfill (unless duly waived by the party entitled to the benefits thereof).

                                   ARTICLE III

                            CONVERSION OF SECURITIES

     3.1 EFFECT OF THE MERGER ON EQUITY SECURITIES.

     (a) At the KSL Effective Time, by virtue of the KSL Merger and without any action on the part of any holder of any KSL Common Shares:

          (i) Subject to Section 3.1(a)(ii), each outstanding KSL Common Share (together with any associated KSL Rights) issued and outstanding immediately prior to the KSL Effective Time shall be converted into the right to receive an amount in cash equal to $43.31 (the "KSL CONSIDERATION"). All KSL Common Shares converted into the right to receive the KSL Consideration pursuant to this Section 3.1(a) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the KSL Effective Time represented any such KSL Common Shares (a "KSL CERTIFICATE") shall thereafter cease to be a member of KSL or have any rights with respect to such KSL Common Shares, except the right to receive the KSL Consideration to be issued in consideration therefor and any distributions to which hold-ers of KSL Common Shares become entitled all in accordance with this
     Article III upon the surrender of such KSL Certificate.

          (ii) Notwithstanding any other provision contained in this Agreement, no KSL Common Shares that are issued and outstanding as of the KSL Effective Time and that are held by a KSL Shareholder who has properly exercised such KSL Shareholder's appraisal rights (any such KSL Common Shares being referred to herein as "DISSENTING SHARES") under Section 11.5 of the KSL LLC Agreement shall be converted into the right to receive the KSL Consideration as provided in Section 3.1(a) unless and until such KSL Shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, such Shareholder's right to dissent from the KSL Merger under the KSL LLC Agreement and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the KSL LLC Agreement. If any holder of Dissenting Shares shall have so failed to perfect or has effectively withdrawn or lost such KSL Shareholder's right to dissent from the KSL Merger after the KSL Effective Time, each of such holder's KSL Common Shares shall thereupon be deemed to have been converted into and to have become, as of the KSL Effective Time, the right to receive the KSL Consideration.

     (b) At the KSL Effective Time, by virtue of the KSL Merger and without any action on the part of VLI, each outstanding limited liability company interest in VLI Sub A issued and outstanding immediately prior to the KSL Effective Time shall be converted into 1,000 KSL Common Shares and KSL shall issue to VLI a certificate evidencing such KSL Common Shares. VLI agrees that at the KSL Effective Time, VLI shall be automatically bound by the KSL LLC Agreement and VLI shall be admitted to KSL as a member of KSL immediately upon the KSL Effective Time. At the KSL Effective Time, the books and records of KSL shall be revised to reflect the admission of VLI as a member of KSL and the simultaneous resignation of all other members of KSL, and VLI shall continue KSL without dissolution.

     3.2 KSL STOCK OPTIONS; OTHER KSL EQUITY AWARDS. (a) Immediately prior to the KSL Effective Time, each KSL stock option to acquire KSL Common Shares then outstanding (the "KSL STOCK OPTIONS") shall become fully vested and shall be converted into the right to receive, upon the exercise thereof, an amount in cash (without interest) equal to the KSL Consideration multiplied by the number of KSL Common Shares subject to the KSL Stock Option so exercised. As of the KSL Effective Time, each outstanding KSL Stock Option so converted shall be cancelled, and the holder thereof shall be entitled to receive, as soon as practicable thereafter, an amount of cash (without interest) equal to the product of (x) the total number of KSL Common Shares subject to such KSL Stock Option multiplied by (y) the excess, if any, of the amount of the KSL Consideration over the exercise price per share of KSL Common Shares under such KSL Stock Option (with the aggregate amount of such payment rounded to the nearest cent) less applicable Taxes, if any, required to be withheld with respect to such payment. Payment of any amounts in respect of the KSL Stock Options pursuant to Section 3.2(a) hereof shall be in full satisfaction of the obligations in respect thereof.

     (b) Effective as of the KSL Effective Time, all then outstanding and unsettled stock units in respect of KSL Common Shares (each, a "KSL DEFERRED SHARE UNIT") credited pursuant to a compensation agreement or plan or any similar plan, agreement or arrangement with respect to KSL Common Shares including, but not limited to, the Xanser Corporation Deferred Stock Unit Plan and the Xanser Corporation 1996 Supplemental Deferred Compensation Plan (the "KSL DEFERRED SHARE UNIT ARRANGEMENTS") shall be converted into an obligation to pay cash in respect thereof with a value equal to the product of (i) the KSL Consideration and (ii) the number of KSL Common Shares subject to such KSL Deferred Share Unit (with the aggregate amount of such payment rounded to the nearest cent). Such obligation shall be payable or distributable in accordance with the terms of the applicable KSL Deferred Share Unit Arrangement.

     (c) Prior to the KSL Effective Time, the compensation committee of the Board of Directors of KSL shall take all actions as are necessary, including making such adjustments and amendments to, or determinations with respect to, the KSL Stock Options and KSL Deferred Share Units, including the plans and agreements related thereto, to implement the provisions of this Section 3.2, so as to ensure that following the KSL Effective Time, no holder of a KSL Stock Option or KSL Deferred Share Unit or participant in a Kaneb Plan or other employee benefit arrangement of Kaneb or its Subsidiaries shall have any right thereunder to acquire or receive any KSL Common Shares.

     (d) Schedule 3.2(d) contains a list of all KSL Stock Options and KSL Deferred Share Units outstanding as of the date hereof and lists for each such KSL Stock Option or KSL Deferred Share Unit (i) the holder thereof; (ii) the number of KSL shares subject to such award; (iii) the dates of grant and expiration; and (iv) the exercise price (if any).

     3.3 EXCHANGE FUND. Prior to the KSL Effective Time, VLI shall appoint Computershare Limited, or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to KSL, to act as exchange agent hereunder for the purpose of exchanging KSL Certificates for the KSL Consideration (the "EXCHANGE AGENT"). At or prior to the KSL Effective Time, VLI shall deposit with the Exchange Agent in trust for the benefit of holders of KSL Common Shares, cash to be issued and paid pursuant to Section 3.1(a) in exchange for outstanding KSL Common Shares upon due surrender of KSL Certificates pursuant to this Article III. Any cash deposited with the Exchange Agent (including the amount of any distributions (or other distributions payable with respect thereto) shall hereinafter be referred to as the "EXCHANGE FUND."

     3.4 EXCHANGE PROCEDURES. Promptly after the KSL Effective Time, VLI shall cause the Exchange Agent to mail to each holder of a KSL Certificate (other than any KSL Certificate representing any Dissenting Shares) (a) a letter of transmittal (the "LETTER OF TRANSMITTAL") that shall specify that delivery shall be effected, and risk of loss and title to the KSL Certificates shall pass, only upon proper delivery of the KSL Certificates to the Exchange Agent, and which Letter of Transmittal shall be in customary form and have such other provisions as VLI and KSL may reasonably specify (such letter to be reasonably acceptable to VLI and KSL prior to the KSL Effective Time) and (b) instructions for effecting the surrender of such KSL Certificates in exchange for the KSL Consideration, together with any distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a KSL Certificate to the Exchange Agent together with the relevant Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such KSL Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the cash such holder has the right to receive pursuant to Section 3.1(a).

     3.5 NO FURTHER OWNERSHIP RIGHTS IN KSL COMMON SHARES. All cash paid upon conversion of KSL Common Shares in accordance with the terms of this Article III shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the KSL Common Shares.

     3.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of KSL Certificates one year after the KSL Effective Time shall, at VLI's request, be delivered to VLI or otherwise on the instruction of VLI, and any holders of KSL Certificates who have not theretofore complied with this Article III shall after such delivery look only to VLI for any amounts payable to such holders pursuant to this Article III. Any such portion of the Exchange Fund remaining unclaimed by holders of KSL Common Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of VLI free and clear of any claims or interest of any Person previously entitled thereto.

     3.7 NO LIABILITY. To the fullest extent permitted by law, none of the VLI Entities, KSL or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.8 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by VLI on a daily basis; PROVIDED that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to KSL Shareholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to VLI.

     3.9 LOST CERTIFICATES. If any KSL Certificate (other than any KSL Certificate representing any Dissenting Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by VLI, the posting by such Person of a bond in such reasonable amount as VLI may direct as indemnity against any claim that may be made against it with respect to such certificate, following the KSL Effective Time the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the consideration and amounts payable with respect to the KSL Common Shares formerly represented thereby pursuant to this Article III.

     3.10 WITHHOLDING RIGHTS. VLI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by VLI, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by VLI.

     3.11 FURTHER ASSURANCES. At and after the KSL Effective Time, the officers and directors of the Surviving LLC shall be authorized to execute and deliver, in the name and on behalf of the Surviving LLC or KSL, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving LLC or KSL, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving LLC as a result of, or in connection with, the KSL Merger.

     3.12 STOCK TRANSFER BOOKS. Subject to Section 3.1(b), the limited liability company interest transfer books of KSL shall be closed immediately upon the KSL Effective Time, and there shall be no further registration of transfers of KSL Common Shares or other limited liability company interests of KSL thereafter on the records of KSL. On or after the KSL Effective Time, subject to Section 3.1(a)(ii) any KSL Certificates presented to the Exchange Agent, VLI or the Surviving LLC for any reason shall be converted into the right to receive the KSL Consideration with respect to the KSL Common Shares formerly represented thereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF KSL. Except as disclosed in a section of the KSL disclosure schedule delivered to VLI concurrently herewith (the "KANEB DISCLOSURE SCHEDULE") corresponding to the subsection of this Section 4.1 to which such disclosure applies, or as specifically identified in the Kaneb SEC Documents filed prior to the date hereof, KSL represents and warrants to VLI as follows:

     (a)  ORGANIZATION.

          (i) Each of KPP GP and KSL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of KPP GP and KSL has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the KSL Entities. A true and complete copy of the KSL LLC Agreement and the KPP GP LLC Agreement, each as in effect as of the date of this Agreement, has previously been made available by KSL to VLI.

          (ii) Each Subsidiary of KSL (other than KPP GP) (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each case where the failure to have such power or authority or to be so organized, in existence, or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the KSL Entities.

          (iii) Section 4.1(a)(iii) of the Kaneb Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the KSL Entities and Kaneb Partially Owned Entities and each of their respective Subsidiaries, together with (A) the nature of the legal organization of such Person, (B) the jurisdiction of organization or formation of such Person, (C) the name of each KSL Entity or Kaneb Partially Owned Entity that owns beneficially or of record any equity or similar interest in such Person, and (D) the percentage interest owned by such KSL Entity or Kaneb Partially Owned Entity in such Person. None of the KSL Entities is subject to any obligation in excess of $1,000,000 to provide funds to or make any investment in (in the form of a loan, capital contribution or otherwise) any of its Subsidiaries, Partially Owned Entities or other persons.

     (b) CAPITALIZATION. (i) Except as set forth in Section 4.1(b) of the Kaneb Disclosure Schedule, KSL has no limited liability company or other equity interests issued or outstanding other than, as of the date of this Agreement, 11,692,328 KSL Common Shares (each of which includes one KSL Right). Each of such KSL Common Shares has been duly authorized and validly issued in accordance with applicable laws and the KSL LLC Agreement, and are fully paid and non-assessable. From and after October 31, 2004, no KSL Common Shares have been issued except pursuant to employee and director stock plans of KSL in effect as of the date of this Agreement and listed on Section 4.1(b) of the Kaneb
Disclosure Schedule (the "KSL STOCK PLANS") or the KSL Deferred Share Unit Arrangements. Except pursuant to the terms of options or deferred or restricted stock units issued pursuant to the KSL Stock Plans or the KSL Deferred Share Unit Arrangements and outstanding as of the date of this Agreement or issued thereafter as expressly permitted hereby, and pursuant to the KSL Rights, KSL does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any KSL Common Shares or any other equity securities of KSL or any securities of KSL representing the right to purchase or otherwise receive any KSL Common Shares or any other equity securities of KSL. KSL has no Voting Debt issued or outstanding. Section 3.2(d) of the Kaneb Disclosure Schedule lists all KSL Stock Options and KSL Deferred Share Units outstanding as of the date hereof.

     (ii) KPP GP is the sole general partner of KPP. KPP GP is the sole record and beneficial owner of the general partner interest and incentive distribution rights in KPP, and such general partner interest and incentive distribution rights have been duly authorized and validly issued in accordance with applicable laws and the KPP Partnership Agreement. KPP GP owns such general partner interest and incentive distribution rights free and clear of any liens, pledges, charges, encumbrances, restrictions and security interests whatsoever ("ENCUMBRANCES"). KSL is the sole record and beneficial owner of all of the outstanding limited liability company or other equity interests in KPP GP free and clear of any Encumbrances. KSL owns, directly or indirectly, all of the issued and outstanding equity securities or other equity ownership and limited liability company interests (including but not limited to general partnership interests) of each Subsidiary of KSL, free and clear of any Encumbrances, and all of such limited liability company interests or equity ownership interests are duly authorized and validly issued in accordance with applicable laws and the applicable partnership agreement, limited liability company agreement or other similar organizational document and are fully paid, non-assessable and free of pre-emptive rights. No Subsidiary of any of the KSL Entities has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any equity securities or any other equity ownership interests of such Subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such Subsidiary. No Subsidiary of any of the KSL Entities has any Voting Debt.

     (c) AUTHORITY; NO VIOLATION. Except as set forth in Section 4.1(c) of the Kaneb Disclosure Schedule:

          (i) KSL has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the KSL Shareholders Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by unanimous vote of the Board of Directors of KSL, at a duly convened meeting thereof. The Board of Directors of KSL has directed that this Agreement be submitted to KSL Shareholders for approval at a meeting of KSL Shareholders for the purpose of approving the KSL Merger and this Agreement (including any adjournment thereof, the "KSL SHAREHOLDERS MEETING"), and, except for the KSL Shareholders Approval, no other limited liability company or other actions on the part of KSL are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by KSL and (assuming due authorization, execution and delivery by the VLI Entities) constitutes a valid and binding obligation of KSL, enforceable against KSL in accordance with its terms.

          (ii) Neither the execution and delivery of this Agreement by KSL, nor the consummation by KSL of the transactions contemplated hereby, nor compliance by KSL with any of the terms or provisions hereof, will (A) violate any provision of the KSL LLC Agreement or the organizational documents of its Subsidiaries, or (B) assuming that the consents and approvals referred to in
Section 4.1(d) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to KSL, any of its Subsidiaries or Partially Owned Entities or any of its respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of KSL, any of its Subsidiaries or, to the KSL Entities' Knowledge, their Partially Owned Entities under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which KSL, any of its Subsidiaries or Partially Owned Entities is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the KSL Entities or the Surviving LLC.

     (d) CONSENTS AND APPROVALS. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filing of any other required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications and notices (the "OTHER APPROVALS"), (iii) the filing with the SEC of a proxy statement relating to the matters to be submitted to KSL Shareholders at the KSL Shareholders Meeting and the matters to be submitted to the VLI Unitholders at the VLI Unitholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS"), (iv) the filing of the Certificate of Merger, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of VLI Common Units pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to the foregoing clauses (ii) through (vi) being referred to as "NECESSARY CONSENTS") and (vii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the KSL Entities or the Surviving LLC, no consents or approvals of or filings or registrations with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "GOVERNMENTAL ENTITY") are necessary in connection with (A) the execution and delivery by KSL of this Agreement and (B) the consummation by KSL of the transactions contemplated by this Agreement.

     (e)  FINANCIAL REPORTS AND SEC DOCUMENTS; DISCLOSURE AND INTERNAL CONTROLS.

          (i) The KSL 2003 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by KSL or any of its Subsidiaries subsequent to December 31, 2000 (including but not limited to, items incorporated by reference into such reports, registration statements, definitive proxy statements or information statements) under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed (collectively, the "KSL SEC DOCUMENTS"), with the SEC, (1) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (2) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such KSL SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in shareholders' equity and cash flows or equivalent statements in such KSL SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the KSL SEC Documents. No executive officer of any of the KSL Entities has failed in any respect to make the certification required of him or her under Sections

302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against KSL relating to disclosures contained in any KSL SEC Document.

          (ii) Prior to the date of this Agreement and in the ordinary course of business, KSL has established approval procedures (which, as in effect as of the date of this Agreement, have previously been disclosed to VLI) with respect to the open position resulting from KSL and its Subsidiaries' physical commodity transactions, exchange-traded futures and options and over-the-counter derivative instruments.

          (iii) Except as set forth in Section 4.1(e)(iii) of the Kaneb Disclosure Schedule, the records, systems, controls, data and information of KSL and its respective Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of KSL or its Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. KSL and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including that (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of KSL and its Subsidiaries and to maintain accountability for the assets of KSL and its Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization;
(4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Each of the KSL Entities (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the KSL SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and
(B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls. The KSL Entities have made available to VLI a summary of any such disclosure made by management to KSL's auditors and audit committee since January 1, 2002. KSL has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

          (iv) Except as set forth in Section 4.1(e)(iv) of the Kaneb Disclosure Schedule, since July 30, 2002, (x) none of KSL or any of its Subsidiaries nor, to the Knowledge of KSL, any director, officer, employee, auditor, accountant or representative of either of KSL or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of KSL or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that either of KSL or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing either KSL or any of its Subsidiaries, whether or not employed thereby, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by KSL or any of its officers, directors, employees or agents, or those of its Subsidiaries, to the Board of Directors of KSL or any committee thereof or to any director or officer of KSL.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 4.1(f) of the Kaneb Disclosure Schedule or disclosed in the audited financial statements (or notes thereto) included in the KSL 2003 10-K, neither KSL nor any of its Subsidiaries had at December 31, 2003, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which (i) are accrued or reserved against in the financial statements in the KSL 2003 10-K with respect to KSL or its Subsidiaries, or in the notes thereto or
(ii) were incurred thereafter in the ordinary course of business and consistent with past practices, and (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the KSL Entities or (ii) have been discharged or paid in full prior to the date hereof.

     (g)  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (i) Since December 31, 2003, except as set forth in the Kaneb SEC Documents filed prior to the date hereof, no event or events have occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the KSL Entities.

          (ii) Except as set forth in Section 4.1(g)(ii) of the Kaneb Disclosure Schedule, since December 31, 2003, KSL and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

          (iii) Except as set forth in Section 4.1(g)(iii) of the Kaneb Disclosure Schedule, since December 31, 2003, or as permitted under Section 5.1(h), neither KSL nor any of its Subsidiaries has (A) except for such actions prior to the date hereof as were in the ordinary course of business consistent with past practice or except as required by applicable law, (I) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director from the amount thereof in effect as of December 31, 2003, or (II) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, to any executive officer or director or (B) suffered any strike, work stoppage, slowdown, or other labor disturbance which would be reasonably be expected to have (in the case of this clause (B) only), either individually or in the aggregate, a Material Adverse Effect on the KSL Entities.

          (iv) Since December 31, 2003 and prior to the date hereof, KSL has not declared or made any distributions with respect to KSL Common Shares other than its regular quarterly distributions as follows:



               Quarter                            Amount Per KSL Common Share


                      Fourth (2003)               $0.475
                      First (2004)                $0.475
                      Second (2004)               $0.495
                      Third (2004)                $0.495



     (h) LEGAL PROCEEDINGS. Except as disclosed in the Kaneb SEC Documents filed prior to the date hereof or in Section 4.1(h) of the Kaneb Disclosure Schedule, there is no suit, action or proceeding or investigation pending or, to the Knowledge of KSL, threatened, against or affecting KSL or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the KSL Entities, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the KSL Entities or any of its Subsidiaries having, or which would reasonably be expected to have, individually or in the aggregate, any such effect.

     (i) COMPLIANCE WITH APPLICABLE LAW. KSL and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to KSL or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the KSL Entities.

     (j) CONTRACTS. Except as set forth in Section 4.1(j) of the Kaneb Disclosure Schedule or filed as exhibits to the Kaneb SEC Documents filed prior to the date hereof:

          (i) Neither KSL nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral)
(1),  which,  upon  the  consummation  or  KSL  Shareholders   Approval  of  the
transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from KSL, VLI, the Surviving LLC, or any of their respective Subsidiaries to any director, officer or employee thereof, (2) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K), or which, if entered into, amended, terminated or otherwise created or modified on or after the date of this Agreement, would be required to be disclosed on a Current Report on Form 8-K filed with the SEC, to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Kaneb SEC Documents filed prior to the date of this Agreement, (3) which materially restricts the conduct of any line of business by KSL or upon consummation of the KSL Merger will materially restrict the ability of KSL, VLI or the Surviving LLC to engage in any line of business,
(4) relating to any outstanding commitment for any capital expenditure in excess of $10,000,000, (5) with any labor union or organization, (6) except (a) as reflected in the financial statements included in the Kaneb SEC Documents filed prior to the date hereof, (b) as reflected in the September 30, 2004 financial statements of KSL delivered prior to the date hereof to VLI or (c) from the date hereof to the extent permitted under Section 5.1(g), indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by KSL or any of its Subsidiaries, (7) containing provisions triggered by change of control of KSL or any of its Subsidiaries or (8) in favor of directors or officers relating to employment or compensation or providing rights to indemnification, or (9) between any of the KSL Entities and any of their respective Affiliates on the one hand and Xanser Corporation or any of its Affiliates on the other. Each contract, arrangement, commitment or understanding of the type described in this Section 4.1(j), whether or not set forth in the Kaneb Disclosure Schedule or in such Kaneb SEC Documents, is referred to herein as a "KANEB CONTRACT". True and complete copies of all such Kaneb Contracts have been made available by the Kaneb Entities to VLI.

          (ii) (A) Each Kaneb Contract is valid and binding on KSL and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) KSL and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Kaneb Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the KSL Entities, and (C) neither KSL nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of KSL or any of its Subsidiaries under any such Kaneb Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the KSL Entities.

     (k)  INSURANCE.

          (i) Section 4.1(k) of the Kaneb Disclosure Schedule sets forth a true and complete list of all policies of property, casualty and liability insurance, including crime insurance, liability and casualty insurance, property insurance, business interruption insurance, workers' compensation, excess or umbrella liability insurance and any other type of property and casualty insurance insuring the properties, assets, employees and/or operations of KSL or its Subsidiaries (collectively, the "POLICIES"). Upon request, KSL will make available to VLI certificates of insurance and insurance summaries from the insurance broker evidencing the existence of the Policies. Except as set forth on Section 4.1(k) of the Kaneb Disclosure Schedule, all such policies are in full force and effect. All premiums payable under such Policies have been paid in a timely manner and KSL, and its Subsidiaries have complied in all material respects with the terms and conditions of all such Policies.

          (ii) Except as set forth in Section 4.1(k)(ii) of the Kaneb Disclosure Schedule, neither KSL nor any of its Subsidiaries is in default under any provisions of the Policies, and there is no claim by KSL or any Subsidiary of KSL or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies. Neither KSL nor any of its Subsidiaries has received written notice from an insurance carrier issuing any Policies that alteration of any equipment or any improvements located on real property, purchase of additional equipment, or modification of any of the methods of doing business of KSL or its Subsidiaries, will be required or suggested after the date of this Agreement, except for any such alterations or modifications as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the KSL Entities.

     (l)  ENVIRONMENTAL LIABILITY.

          (i) Except as set forth in Section 4.1(l) of the Kaneb Disclosure Schedule, and except as would not have a Material Adverse Effect on the KSL
Entities:  (a) KSL and its Subsidiaries,  and to the Knowledge of KSL, the Kaneb
Partially Owned Entities, and their respective businesses, operations, properties and Assets are in compliance with all Environmental Laws and all permits, registrations, licenses, approvals, exemptions, variances, and other authorizations required under Environmental Laws ("ENVIRONMENTAL PERMITS"); (b) KSL, its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities, have obtained or filed for all Environmental Permits for its respective businesses, operations, properties and Assets as they currently exist and all such Environmental Permits are currently in full force and effect; (c) KSL, its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities, and their respective businesses, operations, properties and Assets are not subject to any pending or, to the Knowledge of the KSL, threatened claims, actions, suits, writs, injunctions, decrees, orders, judgments, investigations, inquiries or proceedings relating to their compliance with Environmental Laws;
(d) (i) there has been no Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by KSL, its Subsidiaries or to the Knowledge of KSL the Kaneb Partially Owned Entities, that was required to be reported under applicable Environmental Laws but was not so reported, and
(ii) KSL has provided the VLI Entities with copies of all reports and related documentation regarding any Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by KSL, its respective Subsidiaries or the Kaneb Partially Owned Entities; (e) none of KSL, its Subsidiaries, and to the Knowledge of KSL, the Kaneb Partially Owned Entities have received any written notice asserting an alleged liability or obligation under any Environmental Laws involving KSL, its Subsidiaries or the Kaneb
Partially Owned Entities with respect to the actual or alleged Hazardous Substance contamination of any property offsite of the properties of KSL; (f) to the Knowledge of KSL or its Subsidiaries, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against KSL, its Subsidiaries or the Kaneb Partially Owned Entities that pertain or relate to personal injury or property damage claims relating to a Release of Hazardous Substances; (g) there have been no ruptures in the Pipeline Systems resulting in personal injury, loss of life, or material property damage; (h) to the Knowledge of KSL, there are no defects, corrosion or other damage to any of the Pipeline Systems that could reasonably be expected to create a risk of pipeline integrity failure; and (i) KSL has made available to VLI complete and correct information regarding compliance matters relating to Environmental Laws in the possession of KSL or its Subsidiaries and relating to their respective businesses, operations, properties or Assets.

          (ii) The following terms shall have the following meanings:

               (1) "ENVIRONMENTAL LAWS" means any and all applicable laws, statutes, regulations, rules, orders, ordinances, and legally enforceable directives of and agreements between a person that is subject to the applicable representation and any Governmental Entity and rules of common law pertaining to protection of human health (to the extent arising from exposure to Hazardous Substances) or the environment (including any generation, use, storage, treatment, or Release of Hazardous Substances into the environment) including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET

          SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 ET SEQ., and the Federal Hazardous Materials Transportation Law, 49 U.S.C. Section 5101 ET SEQ., as each has been amended from time to time, and all other environmental conservation and protection laws.

               (2) "HAZARDOUS SUBSTANCES" means any (a) chemical, product, substance, waste, material, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (b) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (c) any oil or gas exploration or production waste or any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof.

               (3) "RELEASE" means any depositing,  spilling,  leaking, pumping,
          pouring,  emitting,  discarding,  emptying,  discharging,   injecting,
          escaping, leaching, dumping, or disposing into the environment.

     (m)  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

               (i) Section 4.1(m)(i) of the Kaneb Disclosure Schedule includes a complete list of all Kaneb Benefit Plans.

          (ii) With respect to each Kaneb Plan, KSL has delivered or made available to VLI, as applicable, a true, correct and complete copy of: (A) each Kaneb Plan document or a summary of any unwritten Kaneb Plan, trust agreement and insurance contract or other funding vehicle; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule; (C) the current summary plan description and any material modifications thereto (in each case, whether or not required to be furnished under ERISA); (D) the most recent annual financial report; (E) the most recent actuarial report; and (F) the most recent determination letter from the Internal Revenue Service. Except as specifically provided in the foregoing documents delivered or made available to VLI, or except as provided in Section 4.1(m)(ii) of the Kaneb Disclosure Schedule, there are no amendments to any Kaneb Plan that have been adopted or approved nor has KSL or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Kaneb Plan.

          (iii) Section 4.1(m)(iii) of the Kaneb Disclosure Schedule identifies each Kaneb Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("KANEB QUALIFIED PLANS"). The Internal Revenue Service has issued a favorable determination letter with respect to each Kaneb Qualified Plan and the related trust, and such determination letter has not been revoked. No circumstances exist and no events have occurred that could adversely affect the qualified status of any Kaneb Qualified Plan or the related trust, which could not be corrected under the Internal Revenue
Service's Employee Plans Compliance Resolution System (Revenue Procedure 2003-44) without material liability. No Kaneb Plan is intended to meet the requirements of Code Section 501(c)(9).

          (iv) All contributions required to be made to any Kaneb Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Kaneb Plan, for any period through the date of this Agreement have been timely made or, to the extent not required to be made or paid on or before the date of this Agreement, have been fully reflected on the financial statements. Each Kaneb Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.

          (v) With  respect  to each  Kaneb  Plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (B) the fair market value of the assets of such Kaneb Plan equals or exceeds the actuarial present value of all accrued benefits under such Kaneb Plan (whether or not vested) on an accumulated benefits obligation basis based on the most recent actuarial report for each such plan; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (E) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by KSL or any of its Subsidiaries; and (F) the PBGC has not instituted proceedings to terminate any such Kaneb Plan and, to the Knowledge of KSL, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Kaneb Plan.

          (vi) (A) No Kaneb Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (B) neither KSL, any of its Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full or reasonably expects to incur any such liability. With respect to each Kaneb Benefit Plan that is a Multiemployer Plan, neither KSL, any of its Subsidiaries, nor any of its ERISA Affiliates has received any notification, nor has any reason to believe, that any such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (vii) (A) Each of the Kaneb Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or, to the Knowledge of KSL, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Kaneb Plans, any fiduciaries thereof with respect to their duties to the Kaneb Plans or the assets of any of the trusts under any of the Kaneb Plans which could reasonably be expected to result in any material liability of KSL or any of its Subsidiaries to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any Kaneb Plan, any participant in a Kaneb Plan, or any other party.

          (viii) Except as set forth in Section 4.1(m)(viii) of the Kaneb Disclosure Schedule, KSL and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage that is required by Section 4980B of the Code or Part 6 of Title I of ERISA or that is provided at no expense to KSL and its Subsidiaries. KSL and its Subsidiaries have reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

          (ix) Section  4.1(m)(ix) of the Kaneb  Disclosure  Schedule sets forth
(A) an accurate and complete list of each Kaneb Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit (including the forgiveness of indebtedness) to any employee, officer or director of KSL or any of its Subsidiaries, or could limit the right of KSL or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Kaneb Plan or related trust or any material employment agreement or related trust, and (B) a reasonable good faith estimate of the maximum amount of the payments or value of benefits that could become payable to officers and senior management of KSL or any of its Subsidiaries if their employment were terminated at the KSL Effective Time. No amounts or benefits payable by KSL or any of its Subsidiaries will be "parachute payments" within the meaning of Section 280G of the Code.

          (x) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the KSL Entities, all Kaneb Benefit Plans subject to the laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements;
(B) if they are intended to qualify for special tax treatment meet all requirements for such treatment; and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (xi) There does not now exist, nor do any circumstances exist that could result in, any liability (A) under Title IV of ERISA, (B) under section 302 of ERISA, (C) under sections 412 and 4971 of the Code, (D) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (E) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Kaneb Benefit Plans, that would be a liability of KSL or any of its Subsidiaries following the KSL Effective Time. Without limiting the generality of the foregoing, neither KSL nor any of its Subsidiaries, nor any of its ERISA Affiliates, has engaged in any transaction described in Section 4069, 4204 or 4212 of ERISA. With respect to each Kaneb Plan, there is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Kaneb Plan or the imposition of any lien on the assets of KSL or any of its Subsidiaries under ERISA or the Code.

          (xii) Neither KSL nor any of its Subsidiaries has any potential liability, contingent or otherwise, under the Coal Industry Retiree Health Benefits Act of 1992. None of KSL, any of its Subsidiaries or any entity that was ever an ERISA Affiliate of KSL or a Subsidiary of KSL was, on July 20, 1992, required to be treated as a single employer under Section 414 of the Code together with an entity that was ever a party to any collective bargaining agreement or any other agreement with the United Mine Workers of America.

     (n) PROPERTY OF THE KSL ENTITIES. Except for Permitted Encumbrances, failures that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the KSL Entities or as set forth in
Section 4.1(n) of the Kaneb Disclosure Schedule, KSL or its Subsidiaries have defensible fee or leasehold title to use their other Assets, free and clear of all Encumbrances. The KSL Entities do not own any real property.

     (o) INTELLECTUAL PROPERTY. Except as would not reasonably be expected to have a Material Adverse Effect on the KSL Entities, (i) the KSL Entities and their Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted,
(ii) to the Knowledge of KSL, the use of Intellectual Property by KSL and its Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which KSL acquired the right to use such Intellectual Property, (iii) to the Knowledge of KSL, no third party is challenging, infringing on or otherwise violating any right of any of KSL in the Intellectual Property, (iv) neither KSL nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of KSL's and its Subsidiaries' businesses, as they are presently conducted, and (v) to the Knowledge of KSL, no Intellectual Property is being used or enforced by KSL or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of KSL's and its Subsidiaries' businesses, as they are presently conducted.

     (p)  STATE TAKEOVER LAWS; RIGHTS PLAN.

          (i) The Board of Directors of KSL has approved this Agreement and the transactions contemplated by this Agreement as required under Section 18-209 of the LLC Act and any other applicable state takeover laws and any applicable provision of the KSL LLC Agreement so that any such state takeover laws and such provisions will not apply to this Agreement or any of the transactions contemplated hereby.

          (ii) KSL has taken all action, if any, necessary or appropriate so that the execution of this Agreement does not result in the ability of any person to exercise any KSL Rights under the KSL Rights Agreement or enable or require the KSL Rights to separate from the KSL Common Shares to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Share Acquisition Date" (as such terms are defined in the KSL Rights Agreement) has occurred.

     (q) OPINION OF FINANCIAL ADVISOR. KSL has received the opinion of Raymond James & Associates Inc., dated the date of this Agreement, to the effect that the KSL Considera-tion to be received by KSL Shareholders in the KSL Merger is fair to such KSL Shareholders (excluding VLI or any Affiliate or associate thereof, any Kaneb Entity or any Affiliate or associate thereof, or any director or executive officer of any Kaneb Entity) from a financial point of view.

     (r) BOARD APPROVAL AND GENERAL PARTNER APPROVAL. The Board of Directors of KSL, at a meeting duly called and held, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the KSL Shareholders,
(ii) approved and adopted this Agreement and (iii) recommended that the KSL Merger and this Agreement be approved and adopted by the KSL Shareholders.

     (s) BROKER'S FEES. Neither KSL nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     (t) TAXES. Except in each case for any exceptions that are immaterial individually and in the aggregate or as set forth in Section 4.1(t) of the Kaneb Disclosure Schedule: (i) all Tax Returns that were required to be filed by or with respect to KSL or any of its Subsidiaries have been duly and timely filed,
(ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, have been so included, (iii) all Taxes owed by KSL or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established, (iv) all Tax withholding and deposit requirements imposed on or with respect to KSL or any of its Subsidiaries have been satisfied in full in all respects, (v) there are no Encumbrances on any of the assets of KSL or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, (vi) there is no written claim against KSL or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to KSL or any of its Subsidiaries, (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to KSL or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to KSL or any of its Subsidiaries, (viii) neither KSL nor any of its Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period, (ix) except as set forth in Section 4.1(t)(ix) of the Kaneb Disclosure Schedule, neither KSL nor any of its Subsidiaries is a party to a Tax allocation or sharing agreement, and no payments are due or will become due by KSL or any of its Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement, (x) neither KSL nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than KSL or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (xi) KSL is a "publicly traded partnership" for United States federal income tax purposes, and (xii) at least 90% of the gross income of KSL for each taxable year since its formation has been from sources that will be treated as "qualifying income" within the meaning of section 7704(d) of the Code.

     (u) LABOR RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. Except as set forth on Section 4.1(u) of the Kaneb Disclosure Schedule, neither KSL nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by KSL or its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by KSL or its Subsidiaries. No labor organization or group of employees of KSL or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of KSL, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as would not reasonably be expected to have a Material Adverse Effect on the KSL
Entities, (i) there is no labor dispute, strike, slowdown or work stoppage against KSL or any of its Subsidiaries pending or, to the Knowledge of KSL, threatened against KSL or any of its Subsidiaries and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to KSL or its Subsidiaries.

     (v) REGULATION AS A UTILITY; INVESTMENT COMPANY. None of the KSL Entities nor any of its Subsidiaries is (i) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or
(ii) (1) a "public-utility company" or a "holding company" or (2) a "subsidiary company" or an "affiliate" of a "public-utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Except as set forth in Section 4.1(v) of the Kaneb Disclosure Schedule, none of the KSL Entities or their Affiliates, all or part of whose rates or services are regulated by a Governmental Entity, is a party to any proceeding before a Governmental Entity that could reasonably be expected to result in orders having a Material Adverse Effect with respect to the KSL Entities, nor to the Knowledge of the KSL Entities has notice of such a proceeding been given or has any Governmental Entity indicated to any of the KSL Entities its intention to hold such a proceeding.

     4.2 REPRESENTATIONS AND WARRANTIES OF VLI. Except as disclosed in a section of the VLI disclosure schedule delivered to KSL concurrently herewith (the "VLI DISCLOSURE SCHEDULE") corresponding to the subsection of this Section 4.2 to which such disclosure applies or as specifically identified in the VLI SEC Documents filed prior to the date hereof, VLI hereby represents and warrants to KSL as follows:

     (a)  ORGANIZATION.

          (i) Each of VLI, VLI GP and Parent GP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) Each Subsidiary of VLI is duly organized, validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Delaware.

          (iii) VLI GP is the sole general partner of VLI. VLI GP is the sole record and beneficial owner of the general partner interest in VLI, and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the VLI Partnership Agreement. VLI GP owns such general partner interest free and clear of any Encumbrances. VLI GP is the sole record and beneficial owner of all of the VLI Incentive Distribution Rights and owns such rights free and clear of all Encumbrances.

          (iv) Parent GP is the sole general partner of VLI GP. Parent GP is the sole record and beneficial owner of the general partner interest in VLI GP, and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the VLI GP partnership agreement. Parent GP owns such general partner interest free and clear of any Encumbrances.

     (b)  AUTHORITY; NO VIOLATION.

          (i) Each of the VLI Entities has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to VLI Unitholders Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by VLI Sub A and VLI, as its sole member, and by VLI GP. Parent GP, on behalf of VLI GP, has directed that the KPP Merger Agreement be submitted to VLI Unitholders for approval at a meeting of VLI Unitholders for the purpose of approving the issuance of VLI Common Units in the KPP Merger (the "VLI UNITHOLDERS MEETING"), and except for the approval of the issuance of VLI Common Units in the KPP Merger by both the holders of a majority of the outstanding VLI Common Units and the holders of a majority of the outstanding VLI Subordinated Units, each voting as a separate class, at a meeting of VLI's unitholders at which a quorum is present (the "VLI UNITHOLDERS APPROVAL"), no other proceedings on the part of any VLI Entity are necessary to approve this Agreement or the KPP Merger Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the VLI Entities and (assuming due authorization, execution and delivery by KSL) constitutes a valid and binding obligation of the VLI Entities, enforceable against the VLI Entities in accordance with its terms.

          (ii) Neither the execution and delivery of this Agreement by VLI, nor the consummation by VLI of the transactions contemplated hereby, nor compliance by VLI with any of the terms or provisions hereof, will (A) violate any provision of the VLI Partnership Agreement or the organizational documents or its Subsidiaries, (B) assuming that the consents and approvals referred to in
Section 4.2(c) are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to VLI, any of its Subsidiaries or Partially Owned Entities or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the properties or assets of VLI, any of its Subsidiaries or, to the VLI Entities' Knowledge, the Partially Owned Entities under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which VLI, any of its Subsidiaries or Partially Owned Entities is a party, or by which they or any of their properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on VLI.

     (c) CONSENTS AND APPROVALS. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the Other Approvals, (iii) the filing of the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (v) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by the VLI Entities of this Agreement and (B) the consummation by the VLI Entities of the transactions contemplated by this Agreement.

          (d) OPINION OF FINANCIAL ADVISOR. VLI has received the opinion of Credit Suisse First Boston LLC, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the aggregate consideration to be paid by VLI in the KPP Merger and the KSL Merger is fair to VLI from a financial point of view.

          (e) GENERAL PARTNER APPROVAL. VLI GP has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the unitholders of VLI, (ii) approved and adopted this Agreement, and (iii) recommended the approval of the issuance of the VLI Common Units by the VLI Unitholders as contemplated by the KPP Merger Agreement.

          (f) BROKER'S FEES. Neither VLI nor any of its Subsidiaries nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Credit Suisse First Boston LLC and Citigroup Global Markets Inc.

     (g) FINANCING. VLI, taken together with its Subsidiaries, will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.


                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 COVENANTS OF KSL. During the period from the date of this Agreement and continuing until the KSL Effective Time, KSL agrees as to itself and its Subsidiaries that without the written consent of VLI, which consent shall not be unreasonably withheld or delayed (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the Kaneb Disclosure Schedule):

     (a)  ORDINARY COURSE.

          (i) KSL and its Subsidiaries shall carry on their respective busines-ses in the ordinary course consistent with past practices in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts consistent with the other provisions of this Agreement to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having busi-ness dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the KSL Effective Time.

          (ii) KSL shall not, and shall not permit any of its  Subsidiaries  to,
(A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and obligations or liabilities in connection therewith (I) not exceeding $1 million individually, or $3 million in the aggregate, or (II) contemplated by the 2004 or 2005 capital budget approved by the board of directors of KSL and set forth on Section 5.1(a)(ii) of the Kaneb Disclosure Schedule.

     (b) DISTRIBUTIONS; CHANGES IN SHARE CAPITAL. Except as required under the KSL LLC Agreement, KSL shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any distributions or in respect of any of its equity securities, except (x) the declaration and payment of regular quarterly cash distributions not in excess of $0.495 per KSL Common Share with usual record and payment dates for such distributions in accordance with past distribution practice and (y) the declaration and payment of regular distributions from a wholly owned Subsidiary of any of the KSL Entities to its parent KSL Entity or to another wholly owned Subsidiary of such parent KSL Entity in accordance with past distribution practice, (ii) split, combine or reclassify any of its equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its equity securities, except for any such transaction by a wholly owned Subsidiary of any KSL Entity which remains a wholly owned Subsidiary of such KSL Entity after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any of its equity securities or any securities convertible into or exercisable for any equity securities.

     (c) ISSUANCE OF SECURITIES. The KSL Entities shall not, and shall not permit any of their respective Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any of its equity securities, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of KSL Common Shares (and the associated KSL Rights) upon the exercise of KSL Stock Options outstanding as of the date of this Agreement or in satisfaction of KSL Deferred Share Units unsatisfied as of the date of this Agreement, in each case in accordance with their present terms,
(ii) issuances, sales or deliveries by a wholly owned Subsidiary of any of the KSL Entities of equity securities or partnership units to such Subsidiary's parent or another wholly owned Subsidiary of any of the KSL Entities or (iii) issuances in accordance with the KSL Rights Agreement.

     (d) GOVERNING DOCUMENTS. Except to the extent required to comply with its obligations hereunder or with applicable law, KSL shall not and shall cause each of its Subsidiaries not to amend or propose to amend its partnership agreement or limited liability company agreement or similar organizational documents.

     (e) NO ACQUISITIONS. Except for acquisitions (i) set forth in Section 5.1(e) of the Kaneb Disclosure Schedule or (ii) in the ordinary course of business consistent with past practice that do not exceed $1 million individually or $3 million in the aggregate, KSL shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consoli-dation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of KSL and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor and which acquisitions are in the ordinary course of business consistent with past practice).

     (f) NO DISPOSITIONS. KSL shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, in each case including but not limited to by way of merger, any of its assets (including equity securities or partnership units of Subsidiaries of KSL), except for, in the case of assets that are not equity securities or partnership units, dispositions or encumbrances of immaterial assets in the ordinary course of business consistent with past practice.

     (g) INVESTMENTS; INDEBTEDNESS. KSL shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by KSL or any of its wholly owned Subsidiaries to any of their wholly owned Subsidiaries or parent wholly owning such entity, (y) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to KSL and its Subsidiaries taken as a whole (PROVIDED that none of such transactions referred to in this clause (y) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the KSL Merger under Regulatory Law) or (ii) except for additional borrowings under existing loan arrangements, incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of KSL or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary or KPP or any wholly owned Subsidiary of KPP) or enter into any arrangement having the economic effect of any of the foregoing. Notwithstanding any other provision of this Agreement, KSL and its Subsidiaries shall be entitled to transfer funds and make payments to KPP and its Subsidiaries (i) to reimburse KPP and its Subsidiaries for obligations (which otherwise were incurred in compliance with the KPP Merger Agreement) of KSL or its Subsidiaries incurred by KPP or its Subsidiaries or (ii) in the ordinary course of business consistent with past practice.

     (h) COMPENSATION. Except (i) as disclosed on Section 5.1(h) of the Kaneb Disclosure Schedule or except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date hereof between KSL or its Subsidiaries and any director, officer or employee thereof identified on Section 5.1(h) of the Kaneb Disclosure Schedule, or (ii) as otherwise agreed by KSL and VLI, KSL shall not and shall not permit any of its Subsidiaries to (A) increase the amount of compensation of, or pay any severance to, any director, officer or employee of KSL or its Subsidiaries (except for increases in base salary or wages to employees who are not directors or officers of the foregoing entities in the ordinary course of business consistent with past practice), (B) make any increase in or commitment to increase any employee benefits, (C) grant any additional KSL Stock Options or other equity-based awards or permit the deferral or accrual of any amounts under the KSL Deferred Share Unit Ar-rangements or any similar plan, (D) adopt, enter into or amend, make any commitment to adopt, enter into or amend, or take any action to clarify any provision of, any Kaneb Benefit Plan, (E) fund or make any contribution to any Kaneb Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans, or (F) adopt, enter into or amend any collective bargaining agreement or other arrangement relating to union or organized employees.

     (i) ACCOUNTING METHODS; TAX ELECTIONS. Except as disclosed in Kaneb SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, KSL shall not change in any material respect its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP as concurred in by KSL's independent public accountants. KSL shall not (i) change its fiscal year or any method of tax accounting, (ii) make any material Tax election or (iii) settle or compromise any material liability for Taxes.

     (j) MATERIAL CONTRACTS. Other than in the ordinary course of business consistent with past practice or as disclosed on Section 5.1(j) of the Kaneb Disclosure Schedule, KSL and its Subsidiaries shall not enter into any contract or agreement that would be a Kaneb Contract if in existence as of the date of this Agreement or terminate or amend in any material respect any Kaneb Contract or waive any material rights under any Kaneb Contract.

     (k) SETTLEMENT OF DISPUTES. KSL and its Subsidiaries shall not settle any claim, demand, lawsuit or state or federal regulatory proceeding (i) for damages to the extent such settlement in the aggregate assesses damages in excess of $500,000 or (ii) seeking an injunction or any other equitable relief, except in case of clause (i) a settlement of any such claim, demand, lawsuit or state or federal regulatory proceeding within the specific amount reserved and identified on Section 5.1(k) of the Kaneb Disclosure Schedule, provided that such settlement achieves a full, final and non-appealable resolution of the matter reserved.

     (l) INSURANCE. KSL shall use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are now carried by KSL and its Subsidiaries.

     (m) GOVERNMENTAL FILINGS. KSL shall file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material permit, license, variance or any other approval required by any Governmental Entity for the continuing operation of its business.

     (n) CERTAIN ACTIONS. KSL and its Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the KSL Merger or the other transactions contemplated by this Agreement.

     (o) NO RELATED ACTIONS. KSL shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     5.2 COVENANTS OF VLI. During the period from the date of this Agreement and continuing until the KSL Effective Time, each of the VLI Entities agrees as to itself and its Sub-sidiaries that without the written consent of KSL, which consent shall not be unreasonably withheld or delayed (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the VLI Disclosure Schedule):

     (a) CERTAIN ACTIONS. The VLI Entities and their Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the Merger, the other transactions contemplated by this Agreement or the payment of the KSL Consideration.

     (b) NO RELATED ACTIONS. Each of the VLI Entities shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     5.3 GOVERNMENTAL FILINGS. To the extent permitted by law or regulation or any applicable confidentiality agreement, KSL and VLI shall confer on a reasonable basis with each other on operational matters. KSL and VLI shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the KSL Effective Time and shall, if requested by the other and (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

     5.4 CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give KSL, directly or indirectly, the right to control or direct VLI's operations or give VLI, directly or indirectly, the right to control or direct KSL's operations prior to the KSL Effective Time. Prior to the KSL Effective Time, KSL and VLI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1  PREPARATION OF PROXY STATEMENT; SHAREHOLDERS MEETINGS.

     (a) As promptly as reasonably practicable following the date of this Agreement, VLI and KSL shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus and VLI shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as VLI's prospectus. Each of VLI and KSL shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC. VLI and KSL shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both VLI and KSL, which approval shall not be unreasonably withheld or delayed; PROVIDED that, with respect to documents filed by a party which are incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. VLI will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the VLI Unitholders, and KSL will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to KSL Shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the VLI Common Units issuable in connection with the KPP Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the KSL Effective Time, any information relating to VLI or KSL, or any of their respective Affiliates, officers or directors, is discovered by VLI or KSL and such information should be set forth in an amendment or supplement to either of the Form S-4 or the Joint Proxy
Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the KSL Shareholders and the VLI Unitholders.

     KSL shall use its reasonable best efforts to ensure that none of the information to be supplied by KSL or its Subsidiaries in the Joint Proxy
Statement/Prospectus shall, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the KSL Shareholders Meeting, and the VLI Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. KSL shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by KSL with respect to information supplied by VLI for inclusion in any filing by KSL with the SEC.

     VLI shall use its reasonable best efforts to ensure that none of the information to be supplied by the VLI Entities or their Subsidiaries in the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the KSL Shareholders Meeting and the VLI Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. VLI shall use its reasonable best efforts to ensure that the Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the

Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by the VLI Entities with respect to information supplied by KSL for inclusion therein.

     (b) KSL shall duly take all lawful action to call, give notice of, convene and hold the KSL Shareholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of VLI and KSL for the purpose of obtaining the KSL Shareholder Approval and, subject to Section 6.4, shall take all lawful action to solicit the KSL Shareholder Approval. The Board of Directors of KSL (i) shall recommend the approval and adoption of the plan of merger contained in this Agreement by the KSL Shareholders to the effect as set forth in Section 4.1(r) (the "KANEB RECOMMENDATION"), and (ii) shall not, unless VLI first makes a Change in the VLI Recommendation, (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to VLI the Kaneb Recommendation or (y) take any action or make any statement in connection with the KSL Shareholder Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE KANEB RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Directors of KSL may make a Change in the Kaneb Recommendation pursuant to Section 6.4 hereof. KSL agrees, in its capacity as a KPP Unitholder, that it shall cause all KPP Units beneficially owned by it or any of its Subsidiaries (whether beneficially owned as of the date hereof or acquired thereafter and prior to the record date for the KPP Unitholders
Meeting) to be present for quorum purposes at the KPP Unitholders Meeting and shall vote or cause to be voted such KPP Units in favor of the approval and adoption of the KPP Merger Agreement and the transactions contemplated thereby, and against any Acquisition Proposal at any meeting of KPP Unitholders at which such proposal may be considered.

     (c) VLI shall duly take all lawful action to call, give notice of, convene and hold the VLI Unitholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of VLI and KSL for the purpose of obtaining the VLI Unitholders Approval and shall take all lawful action to solicit the VLI Unitholders Approval. The Board of Directors of VLI GP shall recommend the approval of the issuance of VLI Common Units in the KPP Merger by the VLI Unitholders to the effect set forth in Section 4.2(e) (the "VLI RECOMMENDATION"), and shall not, unless the board of directors of KSL (pursuant to this Agreement) or the board of directors of KPP GP (pursuant to the KPP Merger Agreement) first makes a Change in the Kaneb Recommendation (as defined in this Agreement and in the KPP Merger Agreement), (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Kaneb Entities the VLI Recommendation or (y) take any action or make any statement in connection with the VLI Unitholders Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE VLI RECOMMENDATION").

     6.2 ACCESS TO INFORMATION. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to), except as prohibited by law, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Times, to all its properties, books, contracts, commitments, records, officers and employees, and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of Federal, state or foreign laws (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder), as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; PROVIDED, HOWEVER, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) such disclosure of the information would breach confidentiality obligations owed to a third party (provided, further, that if the circumstances of the preceding proviso occur, the parties will use reasonable best efforts to agree upon alternate disclosure methods to convey, to the maximum extent possible, the substance of such information to the requesting party). The parties will hold any information obtained pursuant to this Section 6.2 in confidence in accordance with, and shall otherwise be subject to, the provisions of the amended and restated confidentiality agreement dated August 8, 2004, between KPP, KSL and VLI (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either VLI or KSL shall not affect the representations and warranties of the other.

     6.3  REASONABLE BEST EFFORTS.

     (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the KSL Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable after the date of this Agreement, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as reasonably practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the KSL Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS") and (ii) using its reasonable best efforts to obtain all such Necessary Consents and the Required Approvals. In furtherance of and not in limitation of the foregoing, each of VLI and KSL agrees (i) to make (A) as promptly as reasonably practicable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (B) as promptly as reasonably practicable, appropriate filings with the Canadian Competition Commission, if required, in accordance with applicable competition, merger control, antitrust, investment or similar laws, and (C) as promptly as reasonably practicable, all other necessary filings with other Governmental Entities relating to the KSL Merger, and, to supply as promptly as reasonably practicable any additional information or documentation that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as reasonably practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which shall not be unreasonably withheld or delayed).


                                       -37

     (b) Each of KSL and the VLI Entities shall, in connection with the efforts referenced in Section 6.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, and (v) subject to any action taken by the parties pursuant to Section 6.3(c), respond promptly and fully to any "second request" or other request for information in connection with filings required by the HSR Act or any similar or corresponding foreign or state statute, law, rule or regulation.

     (c) In furtherance and not in limitation (except as otherwise expressly set forth) of the covenants of the parties contained in Section 6.3(a) and 6.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any regulatory law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the KSL Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the KSL Merger or the other transactions contemplated hereby, KSL and the VLI Entities shall cooperate with each other in all respects in responding thereto, and each party shall use its respective reasonable best efforts in responding thereto, including (i) contesting and resisting any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the KSL Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement and
(ii) holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, assets of VLI, KSL or its Subsidiaries or the conducting of their business in a specified manner, provided that the actions described in this clause (ii) would not reasonably be expected to have a Material Adverse Effect on the VLI Entities taken as a whole, the Kaneb Entities taken as a whole, or the combined VLI Entities and Kaneb Entities after consummation of the KSL Merger. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied with its obligations under this Section 6.3.

     (d) Each of the VLI Entities and KSL and their respective Boards of Directors and general partners shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the KSL Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the KSL Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the KSL Merger and the other transactions contemplated hereby.

     6.4  ACQUISITION PROPOSALS.

     (a) KSL agrees that neither it nor any of its Subsidiaries nor any of its officers and directors nor those of its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly take any action that facilitates any inquiries, or the making of any proposal or offer, with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving KSL or any of its Subsidiaries, or any purchase, sale or other transfer of 10% or more of the consolidated assets of KSL (including stock of its Subsidiaries) of it or its Subsidiaries, or any purchase or sale of, or tender or exchange offer for, or other transfer of, its equity securities that, if consummated, would result in any Person (or the shareholders of such Person) beneficially owning securities representing 10% or more of the total voting power of KSL or the voting power of any of its Subsidiaries (any such proposal, offer or transaction, other than (a) a proposal or offer made by VLI or an Affiliate thereof, or (b) a proposal, offer or transaction solely involving the equity securities of KPP to the extent KPP and KPP GP comply with their obligation relating thereto under the KPP Merger Agreement, being hereinafter referred to as an "ACQUISITION PROPOSAL"), (ii) except as the board of directors of KSL determines in good faith, after consultation with outside counsel and taking into account any change in the terms of the KSL Merger or other proposal made reasonably promptly by VLI after being notified pursuant to Section 6.4(b), that doing so is necessary for such directors to comply with their fiduciary duties under applicable law (and in such case only after entering into a confidentiality agreement with such Person on terms no less favorable to KSL than the Confidentiality Agreement and conditioned upon contemporaneously providing to VLI a copy of any such information or data that it is providing to any such Person pursuant to this Section 6.4 to the extent not previously provided or made available to VLI), have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal,
(iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

     (b Notwithstanding anything in this Agreement to the contrary, KSL (and the Board of Directors of KSL shall be permitted to (A) take and publicly disclose a position to the extent necessary to comply with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (to the extent applicable), (B) effect a Change in the Kaneb Recommendation, or (C) engage in discussions or negotiations with, or provide any informa-
tion (whether confidential, non-public or otherwise) to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B) or (C),
(I) the KSL Shareholder Meeting shall not have occurred other than as a result of a breach by KSL of its obligations pursuant to Section 6.1, (II) (y) in the case of clause (B) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party not in violation of Section 6.4(a) and the Board of Directors of KSL concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal, (III) in the case of clause (B) or (C) above, the Board of Directors of KSL, after receipt of the advice of outside counsel, determines in good faith that doing so is necessary for such directors to comply with their fiduciary duties under applicable law, (IV) prior to providing any information or data permitted to be provided pursuant to this sentence, KSL shall have entered into a confidentiality agreement with such Person on terms no less favorable to the KSL than the Confidentiality Agreement, and shall have provided to VLI a copy of any such information or data that it is providing to any such Person pursuant to this Section 6.4 to the extent not previously provided or made available to VLI, and (V) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, KSL shall notify VLI promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, along with a copy of the relevant proposed transaction agreements, if such exist, with the party making such Acquisition Proposal. KSL agrees that it will promptly keep VLI reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer. KSL agrees that it will, and will cause its officers, directors and employees and use its reasonable best efforts to cause its representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than the parties to this Agreement) conducted heretofore with respect to any Acquisition Proposal. KSL agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.4.

     6.5 FEES AND EXPENSES. Subject to Section 8.2, whether or not the KSL Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with any filings under the HSR Act the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be shared equally by VLI, on the one hand, and the Kaneb Entities, on the other hand.

     6.6  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

     (a) The indemnification provisions of the KSL LLC Agreement as in effect as of the date hereof shall not be amended, repealed or otherwise modified for a period of at least six years from the KSL Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the KSL Effective Time would be entitled to indemnification by KSL under the KSL LLC Agreement. At the KSL Effective Time, VLI shall cause the Surviving LLC to honor in accordance with their respective terms each of the covenants contained in this Section 6.6 applicable thereto.

     (b) Without limiting Section 6.6(a), but without duplication of any right or benefit thereunder, after the KSL Effective Time, each of VLI and the Surviving LLC shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer and employee of KSL or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES"), in their capacity as such, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (x) any action or omission occurring or alleged to occur prior to the KSL Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director, manager, partner, employee or other fiduciary in any entity if such service was at the request of KSL) and (y) the KSL Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) KSL or VLI and the Surviving LLC, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to VLI and the Surviving LLC, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, subject to the receipt of any undertaking (which need not be secured) by or on behalf of the Indemnified Party to repay such amount if it shall be determined that such Person is not entitled to be indemnified pursuant to the KSL LLC Agreement, (ii) VLI and the Surviving LLC will use all reasonable efforts to assist in and cooperate in the defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law and VLI's or the Surviving LLC's respective partnership agreement, such determination shall be made by independent legal counsel acceptable to VLI or the Surviving LLC, as the case may be, and the Indemnified Party; provided, however, that neither VLI nor the Surviving LLC shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and, provided further, that if VLI or the Surviving LLC advances or pays any amount to any Person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such Person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to VLI or the Surviving LLC, as the case may be. The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict requiring separate representation on any significant issue between the positions of any two or more Indemnified Parties.

     (c) In the event the Surviving LLC or VLI or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving LLC or VLI shall assume the obligations of the Surviving LLC or VLI, as the case may be, set forth in this
Section 6.6.

     (d) For a period of six years after the KSL Effective Time, VLI shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by KSL and its Subsidiaries with respect to matters arising on or before the KSL Effective Time (provided that VLI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for VLI's directors and officers) with respect to matters arising on or before the KSL Effective Time; provided, however, PROVIDED, HOWEVER, that in no event shall VLI (or any such successor) be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by KSL and its Subsidiaries for such insurance; and, PROVIDED FURTHER that if the annual premiums of such insurance coverage exceed such amount, VLI (or any such successor) shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the KSL LLC Agreement, any indemnification agreement, Delaware law or otherwise, but shall in no event entitle any Indemnified Party to duplicative payments or reimbursement. The provisions of this Section 6.6 shall survive the consummation of the KSL Merger and expressly are intended to benefit each of the Indemnified Parties.

     (f) VLI shall pay all reasonable expenses, including reasonable attorneys fees that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.6 to the extent such Indemnified Party is finally determined to be successful on the merits.

     (g) Nothing contained in this Section 6.6 shall provide, or shall be interpreted as providing, any individual with rights or benefits that are duplicative of those that may be provided under any similar provisions of the KPP Merger Agreement.

     6.7  EMPLOYEE BENEFITS.

     (a) Following the KSL Effective Time until the first anniversary of the KSL Effective Time, Parent GP shall provide, or shall cause to be provided, to individuals who are employees of KSL and its Subsidiaries immediately before the KSL Effective Time and who continue to be employed by any of the VLI Entities after the KSL Effective Time (the "KANEB EMPLOYEES") employee benefits (other than any equity-based benefits) that are, in the aggregate, not less favorable than those generally provided to Kaneb Employees as of the date of this Agreement, as disclosed by KSL to VLI immediately prior to the date of this Agreement. Notwithstanding anything contained herein to the contrary, Kaneb Employees who are covered under a collective bargaining agreement shall be provided the benefits that are required by such collective bargaining agreement from time to time.

     (b) (i) For purposes of eligibility and vesting under the employee benefit plans of the VLI Entities and their respective Subsidiaries providing benefits to any Kaneb Employee after the KSL Effective Time (the "NEW PLANS") and (ii) solely for purposes of levels of vacation and severance benefits under the severance and vacation benefit plans providing benefits to any

Kaneb Employee after the KSL Effective Time, each Kaneb Employee shall be credited with his or her years of service with KSL and its Subsidiaries and predecessor employers before the KSL Effective Time, to the same extent as such Kaneb Employee was entitled, before the KSL Effective Time, to credit for such service under any similar Kaneb Benefit Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Kaneb Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Kaneb Benefit Plan in which such Kaneb Employee participated immediately prior to the KSL Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Kaneb Employee, Parent GP or the other applicable VLI Entity shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent GP or the other applicable VLI Entity shall cause any eligible expenses incurred by such employee and his or her covered dependents - during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins - to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (c) Parent GP or the other applicable VLI Entity will honor, in accordance with their terms, all vested and accrued benefit obligations to, and contractual rights of, current and former employees of KSL and its Subsidiaries which are disclosed in Section 4.1(m)(i) of the Kaneb Disclosure Schedules. Nothing in this Agreement shall be interpreted as preventing Parent GP or the other applicable VLI Entity from amending, modifying or terminating any Kaneb Benefit Plan or other contract, arrangement, commitment or understanding, in accordance with their terms and applicable law. This Agreement is not intended, and it shall not be construed, to create third party beneficiary rights for any current or former employees of KSL or its Subsidiaries (including any beneficiaries or dependents thereof) under or with respect to any plan, program, or arrangement described or contemplated by this Agreement.

     (d) VLI and the Kaneb Entities will take all actions necessary to satisfy the obligations set forth on Section 6.7(d) of the Kaneb Disclosure Schedule in accordance with the procedure set forth therein. Nothing contained in this
Section 6.7 shall provide, or shall be interpreted as providing, any individual with rights or benefits that are duplicative of those that may be provided under any similar provisions of the KPP Merger Agreement.

     6.8 PUBLIC ANNOUNCEMENTS. Neither the VLI Entities nor KSL shall, and neither the VLI Entities nor KSL shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of VLI, in the case of a proposed announcement or statement by KSL, or KSL in the case of a proposed announcement or statement by any of the VLI Entities; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.

     6.9 KSL RIGHTS AGREEMENT. The Board of Directors of KSL shall take all action to the extent necessary (including amending the KSL Rights Agreement) in order to render the KSL Rights inapplicable to the KSL Merger and the KPP Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of KSL shall not, without the prior written consent of VLI, (i) amend or waive any provision of the KSL Rights Agreement or (ii) take any action with respect to, or make any determination under, the KSL Rights Agreement, including a redemption or exchange of the KSL Rights, in each case in order to, or that would reasonably be expected to, facilitate any Acquisition Proposal with respect to KSL.

     6.10 SECTION 16 MATTERS. Prior to the KSL Effective Time, to the extent permitted by law KSL shall take all such steps as may be required to cause any dispositions of KSL Common Shares (including derivative securities with respect to Kaneb Entities equity securities or partnership interests) or acquisitions of VLI Common Units (including derivative securities with respect to VLI Entities equity securities) resulting from the transactions contemplated by Article II or
Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to KSL or will become subject to such reporting requirements with respect to VLI, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     6.11 ACCOUNTANTS' LETTER. KSL shall use their reasonable best efforts to cause to be delivered to VLI a letter from their independent public accountants addressed to VLI, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to VLI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. VLI shall use its reasonable best efforts to cause to be delivered to the Kaneb Entities a letter from its independent public accountants addressed to the Kaneb Entities, dated a date within two Business Days before the date on which the Form S-4 shall become effective in form and substance reasonably satisfactory to the Kaneb Entities and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     6.12 TAX MATTERS. KSL and the VLI Entities agree and consent to treat the KSL Merger as a transaction governed by Rev. Rul. 99-6, 1999-1 C.B. 432 (Situation 2); PROVIDED FURTHER, that, to the extent applicable, each holder of a KSL Common Share shall be deemed to have consented for federal income tax purposes (and to the extent applicable state and local income tax purposes) to report the KSL Merger as a sale of the holder's KSL Common Shares to VLI consistent with Treasury Regulation Section 1.708-1(c)(4). Further, if pursuant to a determination (as that term is defined in section 1313 of the Code), the KSL Merger is classified as an "asset-over" transaction under Treasury Regulation Section 1.708-1(c)(3)(i), KSL hereby consents to report such deemed transfer for federal income tax purposes to VLI of its general partner interests in KPP and KSL Owned Units as a sale of such interests to VLI consistent with Treasury Regulation Section 1.708-1(c)(4).

     6.13 OTHER AGREEMENTS. KPP or KSL shall pay the amount to the extent due and payable as set forth on and pursuant to Section 6.13 of the Kaneb Disclosure Schedule.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE KSL MERGER. The respective obligations of KSL and VLI to effect the KSL Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) SHAREHOLDER AND UNITHOLDER APPROVAL. (i) KSL shall have obtained the KSL Shareholders Approval and (ii) VLI shall have obtained the VLI Unitholders Approval.

     (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the KSL Merger illegal or otherwise prohibiting consummation of the KSL Merger.

     (c) HSR ACT; OTHER APPROVALS. (i) The waiting period (and any extension thereof) applicable to the KSL Merger under the HSR Act shall have been terminated or shall have expired, without the imposition of any condition or requirement that would be expected to have a Material Adverse Effect on the VLI Entities taken as a whole, the Kaneb Entities taken as a whole, or the combined VLI Entities and Kaneb Entities after consummation of the KSL Merger, and (ii) all Other Approvals shall have been obtained, except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VLI or the KSL Entities.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF VLI. The obligations of VLI to effect the KSL Merger are subject to the satisfaction, or waiver by VLI, on or prior to the Closing Date, of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of KSL set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of KSL set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); PROVIDED, HOWEVER, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.2(a) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, reasonably be expected to result in (A) an adverse effect on the KSL Entities involving $20,000,000 or more (individually or in the aggregate) or (B) a Material Adverse Effect on the KSL Entities. In addition to the requirements of the preceding sentence, the representations and warranties set forth in Sections 4.1(a) and (b) that are not qualified therein as to Material Adverse Effect or materiality shall be true and correct in all material respects and those that are so qualified shall be true and correct. VLI shall have received a certifi-ate of an executive officer of KSL to the effect of the preceding provisions of this Section 7.2(a).

     (b) PERFORMANCE OF OBLIGATIONS OF KSL. KSL shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the combined VLI Entities and the KSL Entities after the consummation of the KSL Merger and VLI shall have received a certificate of an executive officer of KSL to such effect.

     (c) TAX OPINION. VLI shall have received an opinion of each of Andrews Kurth LLP and Wachtell, Lipton, Rosen & Katz dated as of the Closing Date to the effect that (i) no VLI Entity will recognize any income or gain as a result of the KSL Merger or the KPP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), (ii) no gain or loss will be recognized by holders of VLI Common Units as a result of the KSL Merger or the KPP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to section 752 of the Code), and
(iii) 90% of the combined gross income of each of VLI, KSL and KPP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as "qualifying income" within the meaning of section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the VLI Entities and the Kaneb Entities and any of their respective Affiliates as to such matters as such counsel may reasonably request.

     (d) CONSUMMATION OF THE KPP MERGER. The KPP Merger shall be capable of being consummated immediately succeeding the consummation of the KSL Merger.

     7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF KSL. The obligations of KSL to effect the KSL Merger are subject to the satisfaction, or waiver by KSL, on or prior to the Closing Date, of the following additional conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of VLI set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of VLI set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); PROVIDED, HOWEVER, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.3(a) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, have a Material Adverse Effect on VLI. In addition to the requirements of the preceding sentence, that the representations and warranties set forth in Sections 4.2(a) and (b) that are not qualified therein as to Material Adverse Effect or materiality shall be true and correct in all material respects and those that are so qualified shall be true and correct.

KSL shall have received a certificate of an executive officer of VLI to the effect of the preceding provisions of this Section 7.3(a).

     (b) PERFORMANCE OF OBLIGATIONS OF VLI. VLI shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the combined VLI Entities and the KSL Entities after the consummation of the KSL Merger and KSL shall have received a certificate of an executive officer of VLI to such effect.

                                   ARTICLE VIII

                            TERMINATION AND AMENDMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the KSL Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as specifically provided below, whether before or after the KSL Shareholders Meeting or the VLI Unitholders
Meeting:

     (a) By mutual written consent of VLI and KSL;

     (b) By either VLI or KSL, if the KSL Effective Time shall not have occurred on or before the date that is ten (10) months after the date hereof (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.3) has been the primary cause of, or resulted in, the failure of the KSL Effective Time to occur on or before the Termination Date;

     (c) By either VLI or KSL if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Sections 7.1(c), and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.3); PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section  8.1(c) shall not be available to any party whose failure to comply with
Section 6.3 has been the primary cause of such action or inaction;

     (d) By either VLI or KSL, if either the VLI Unitholders Approval or the KSL Shareholders Approval has not been obtained by reason of the failure to obtain the required vote at the VLI Unitholders Meeting or the KSL Shareholders Meeting, as applicable;

     (e) By VLI, if KSL shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date;

     (f) By KSL, if VLI shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date;

     (g) By KSL, if VLI shall have either (i) failed to make the VLI Recommendation or effected a Change in the VLI Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the VLI Unitholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its shareholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

     (h) By VLI, if KSL shall have either (i) failed to make the Kaneb Recommendation or effected a Change in the Kaneb Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the KSL Shareholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to the KSL Shareholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

     (i) By KSL, if the Board of Directors of KSL has provided written notice to VLI that KSL intends to enter into a binding written agreement for a Superior Proposal (with such termination becoming effective, if VLI does not make the offer contemplated by clause (iii) below, on the business day immediately following the five business day period contemplated thereby, or otherwise, upon KSL entering into such binding written agreement); provided, however, that (i) KSL shall have complied with Section 6.4 hereof in all material respects; (ii) KSL shall have (A) notified VLI in writing of its receipt of such Superior
Proposal, (B) further notified VLI in such writing that KSL intends to enter into a binding agreement with respect to such Superior Proposal subject to clause (iii) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iii) VLI does not make, within five business days after receipt of KSL's written notice pursuant to clause (ii) above, an offer that the Board of Directors of KSL shall have reasonably concluded in good faith (following consultation with its financial advisor and outside counsel) is at least as favorable to the KSL Shareholders as such Superior Proposal; or

     (j) By VLI, if the KPP Merger Agreement has been terminated without consummation of the transactions contemplated thereby.

     8.2 EFFECT OF TERMINATION.

     (a) In the event of termination of this Agreement by KSL or VLI as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party to this Agreement or their respective officers or directors except as otherwise expressly set forth herein and except with respect to Section 4.1(s), Section 4.2(f), the second sentence of Section 6.2, Section 6.5, this Section 8.2 and Article IX, which provisions shall survive such termination; PROVIDED that, notwithstanding anything to the contrary contained in this Agreement, neither VLI nor KSL shall be relieved or released from any liabilities or damages arising out of its intentional or willful and material breach of this Agreement.

     (b) If (A) (I) KSL or VLI terminates this Agreement pursuant to Section 8.1(d) as a result of the failure to obtain the required vote at the KSL Shareholder Meeting, or pursuant to Section 8.1(b) without the KSL Shareholder Meetings having occurred, (II) VLI terminates this Agreement pursuant to Section 8.1(h), (III) VLI terminates this Agreement pursuant to Section 8.1(e), or (IV) KSL terminates this Agreement pursuant to Section 8.1(i), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to KSL shall have been publicly announced or otherwise communicated to the senior management, Board of Directors of KSL, or to KSL Shareholders and
(C) within 18 months of such termination KSL or any of its Subsidiaries enters into any definitive agreement with respect to, or the Board of Directors of KSL or any of its Subsidiaries recommends that KSL Shareholders approve, adopt or accept, any Acquisition Proposal and such Acquisition Proposal is consummated at any time, KSL shall promptly, but in no event later than one Business Day, after consummation of such Acquisition Proposal, pay VLI, subject to the last sentence of Section 8.2(d), an aggregate amount equal to the KSL Termination Fee by wire transfer of immediately available funds.

     (c) If (A) (I) KSL or VLI terminates this Agreement pursuant to Section 8.1(d) as a result of the failure to obtain the required vote at the VLI Unitholders Meeting, or pursuant to Section 8.1(b) without the VLI Unitholders Meetings having occurred, (II) KSL terminates this Agreement pursuant to Section 8.1(f), or (III) KSL terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement and before such termination there shall have been publicly announced or otherwise communicated to Parent GP, VLI GP, the senior management or unitholders of VLI a proposal for the acquisition by a third party of 10% or more of the consolidated assets (including stock of its Subsidiaries) of VLI and its Subsidiaries, taken as a whole, or of 10% or more of its total voting power, whether by merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution, tender offer or exchange offer or similar transaction or series of related transactions and (C) within 18 months of the such termination VLI or any of its Subsidiaries consummates or enters into any definitive agreement with respect to, or VLI GP or any of its Subsidiaries recommends that its respective unitholders or stockholders approve, adopt or accept, a transaction or series of related transactions contemplated by clause (B), then in the case of a termination, VLI shall promptly, but in no event later than one Business Day, after consummation of the transactions contemplated by clause (B), pay KSL, subject to the last sentence of Section 8.2(d), an aggregate amount equal to the VLI Termination Fee by wire transfer of immediately available funds.

     (d) The parties hereto  acknowledge  that the agreements  contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement; accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (includ-ing attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.5. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement. The parties agree that any KSL Termination Fee payable hereunder, together with any Kaneb Termination Fee previously paid under the KPP Merger Agreement, shall not exceed $25 million, and that any VLI Termination Fee payable hereunder, together with any VLI Termination Fee previously paid under the KPP Merger Agreement, shall not exceed $25 million.

     8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or General Partner, as applicable, at any time before or after the KSL Shareholders Approval or the VLI Unitholders Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders or unitholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the KSL Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or General Partner, as applicable, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Times, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Times and this Article IX.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt,
(b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return re-ceipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               (i)  if to any of the VLI Entities to:

                    Valero L.P.
                    One Valero Place
                    San Antonio, Texas 78212

                    Attention:  Bradley Barron, Esq.

                    with a copy to:

                    Andrews Kurth LLP
                    600 Travis, Suite 4200
                    Houston, Texas  77002

                    Attention:  Gislar Donnenberg, Esq.

                    and:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York  10019

                    Attention:  Edward D. Herlihy, Esq.
                                Lawrence S. Makow, Esq.

               (ii) if to KSL to:

                    2435 North Central Expressway, Suite 700
                    Richardson, Texas 75080

                    Attention: John Barnes

                    with a copy to:

                    Fulbright & Jaworski L.L.P.
                    1301 McKinney, Suite 5100
                    Houston, Texas  77010

                    Attention:  John Watson, Esq.

     9.3 INTERPRETATION. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require VLI or KSL or any of their respective Subsidiaries or Affiliates to take or omit to take any action if doing so would violate any applicable obligation (arising in law or equity), rule or regulation.

     9.4   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     9.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

     (a) This Agreement, the Confidentiality Agreement, the Support Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

     9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

     9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of the VLI Entities and KSL irrevocably agrees that any legal action or proceeding with respect to this Agreement or for rec-ognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the VLI Entities and KSL hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the VLI Entities and KSL hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     9.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

     9.11 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

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                                       -53-

     IN WITNESS WHEREOF, VALERO L.P., RIVERWALK LOGISTICS, L.P., VALERO GP, LLC, VLI SUB A LLC, and KANEB SERVICES LLC, have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   VALERO L.P.


                                   By: /s/ Curtis V. Anastasio
                                      ----------------------------------------
                                      Name: Curtis V. Anastasio
                                      Title: Chief Executive Officer and
                                             President


                                   RIVERWALK LOGISTICS, L.P.


                                   By: /s/ Curtis V. Anastasio
                                      ----------------------------------------
                                      Name: Curtis V. Anastasio
                                      Title: Chief Executive Officer and
                                             President


                                   VALERO GP, LLC


                                   By: /s/ Curtis V. Anastasio
                                      ----------------------------------------
                                      Name: Curtis V. Anastasio
                                      Title: Chief Executive Officer and
                                             President


                                   VLI SUB A


                                   By: /s/ Curtis V. Anastasio
                                      ----------------------------------------
                                      Name: Curtis V. Anastasio
                                      Title: Chief Executive Officer and
                                             President


                                   KANEB SERVICES LLC


                                   By: /s/ Howard C. Wadsworth
                                      ----------------------------------------
                                      Name: Howard C. Wadsworth
                                      Title: Vice President, Treasurer and
                                             Secretary



                                       -54-